Exhibit 99.1

News Announcement
CONTACT:
Richard Gaetz, President/CEO
Sean Washchuk, VP Finance/CFO
Vitran Corporation Inc.
416/596-7664
FOR IMMEDIATE RELEASE
VITRAN CORPORATION INC. ANNOUNCES
AGREEMENT TO SELL COMMON SHARES AND
MODIFIES CURRENT DEBT ARRANGEMENT
TORONTO, ONTARIO (September 17, 2009) — Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN) (“Vitran” or the “Company”), a North American transportation and logistics firm, today announced that it has agreed to sell approximately 2.7 million shares of common stock at a price of US$8.50 per share to certain qualified investors (the “Offering”). The net proceeds to the Company, after payment of costs and expenses associated with the Offering, are expected to be approximately US$21.4 million. From these net proceeds, the Company intends to permanently reduce the outstanding amount of its syndicated term debt by US$7.5 million. The remainder of the net proceeds will be used to pay down revolving debt. The repayment of the revolving debt will increase the Company’s unused debt capacity and give the Company added flexibility to execute its operating and capital initiatives. The Offering is subject to the satisfaction of customary closing conditions and is anticipated to close on or about September 21, 2009.
The shares to be sold under the Offering have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. In conjunction with the sale of the shares, the Company intends to file a Registration Statement on Form S-3 to facilitate the resale of such shares from time to time by the new investors. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the shares.
Amendment to Credit Agreement
Additionally, the Company has signed an amendment to its syndicated credit agreement. Under the amendment, the syndicate, led by JPMorgan Chase Bank, and Vitran have agreed to a number of changes to its banking agreement, the most significant of which are:

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•	more favorable financial covenants commencing with the period ending September 30, 2009 through to the period ending December 31, 2010

•	interest rate spreads for LIBOR and Canadian BA-based loans of 500 basis points at maximum leverage ratio; and

•	reaffirmation of debt maturity to July 31, 2012.
The effectiveness of the amendment is subject to certain conditions, including receipt by the Company of minimum proceeds of US$20.0 million upon completion of the Offering.
Business Update
The Company’s President and Chief Executive Officer, Rick Gaetz, stated, “Our Logistics and LTL segments continue to capitalize on their momentum from the second quarter of 2009. Our Logistics segment should meet or exceed second quarter financial measures and our U.S. LTL business unit daily shipment and daily tonnage metrics are expected to exceed the second quarter of 2009. However, although we continue to make progress with our activity levels in the marketplace, in the current LTL pricing environment we do not expect third quarter income from operations to exceed the second quarter of 2009. In addition, we have not seen any indication that the LTL pricing environment is improving, which could impact results for the balance of the year.”
About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), visit the website at www.vitran.com.
This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project”, “may”, “plans”, “continue”, “will”, “focus”, “should” “endeavor” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran’s actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but

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are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10-K under the heading “General Risks and Uncertainties.” Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.
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